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                                  EXHIBIT 10.33

            FORM OF STOCK PURCHASE AGREEMENT DATED OCTOBER 27, 1997,
              BETWEEN THE COMPANY AND THE SELLING SECURITY HOLDERS

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                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 27th day of October, 1997 by and between ONTRO, INC., a California corporation (the "Company"), and GRANT KING ("Investor").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   PURCHASE AND SALE OF STOCK.

     1.1 SALE AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, Investor agrees, to acquire at the Closing and the Company agrees to sell and issue to Investor at the Closing Forty-One Thousand One Hundred Seventy-Six (41,176) shares of the Company's Common Stock (the "Common Stock") for the purchase price of Four Dollars and 25/100 ($4.25) per share for a total purchase price of One Hundred Seventy-Four Thousand Nine Hundred Ninety-Eight 00/100 Dollars ($174,998.00). Subject to the terms and conditions of this Agreement, Investor agrees to acquire at the Closing and the Company agrees to issue at the Closing that number of shares of Common Stock set forth above

     1.2 CLOSING. The purchase and sale of the Common Stock shall take place at the offices of Ontro, Inc., 12675 Danielson Ct., #401, Poway, California, (the "Closing"). At the Closing the Company shall deliver to Investor a certificate representing the Common Stock which Investor is purchasing against delivery to the Company by Investor of the purchase price by confirmed wire transfer or certified funds. The Closing may take place via the U.S. mail or other courier service if agreed to by the parties. The Certificate(s) shall be in the name of Investor or any other designated person or entity of Investor's choosing.

     2. REGISTRATION OF SHARES. Ontro shall use its best efforts to include the shares purchased herein in the Registration Statement it is currently preparing for filing in connection with its initial public offering. The share shall be included to be registered for resale. In addition, Ontro shall use its best efforts to cause the Registration Statement to become effective including the shares purchased herein, and shall maintain the effectiveness of the registration statement for a period of no less that one year.

     3. ADJUSTMENT TO SHARES. In the event the registration statement, including the shares purchased herein, is not delivered effective February 28, 1998, Ontro agrees to issue additional shares to the Buyer herein at no cost in the amount sufficient to result in the total price paid by the Buyer herein, per share to equal $3.13 per share.

     4. REPRESENTATIONS AND WARRANTIES OF INVESTOR. This Agreement is made with Investor in reliance upon Investor's representation and warranties to the Company, which by Investor's execution of this Agreement Investor hereby confirms, that:

          4.1 AUTHORIZATION. This Agreement constitutes Investor's valid and legally binding obligation, enforceable in accordance with its terms.

          4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Common Stock to be received by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person

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to sell, transfer or grant participations to such person or to any third person, with respect to any of the Common Stock.

          4.3 DISCLOSURE OF INFORMATION. Investor believes he has received all the information he considers necessary or appropriate for deciding whether to acquire the Common Stock, including without limitation, a draft of the registration statement on Form SB-2 dated October 23, 1997, which is currently being prepared by the Company. Investor further represents that he has had an opportunity to ask questions and receive answers for the Company regarding the Company, its business and the terms and conditions of the offering of the Common Stock.

          4.4 DEVELOPMENT STAGE COMPANY. The Investor recognizes the Company is a development stage Company, that it has an accumulated deficit and a working capital deficit, has not generated any revenue from operations and is not expected to generate any revenue from operations for some time and perhaps for years, and that proposed development expenditures are expected to result in substantial and increasing losses over at least the next one or more years, and possibly much longer. Investment in the Company involves substantial risk, and the Investor can afford the complete loss of its investment. The Investor has taken full cognizance of and understands all of the risk factors related to the receipt of the Common Stock.

          4.5 CONFIDENTIALITY. Investor hereby represents, warrants and covenants that he shall maintain in confidence, and shall not use or disclose without the prior written consent of the Company, any information identified as confidential that is furnished to him by the Company in connection with this Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by Investor, or (b) lawfully disclosed to Investor by a third party who possessed such information without any obligation of confidentiality. Investor further covenants that he shall return to the Company all tangible materials containing such information upon request by the Company.

          4.6 ADVICE OF PROFESSIONALS. The Investor has carefully considered and has been advised by the Company to have any material provided by anyone regarding the Company, including but not limited to this Stock Purchase Agreement, related documents and the acquisition of the Common Stock reviewed by his legal counsel prior to acquisition, and to discuss with his professional tax and financial advisers the suitability of his acquisition of the Common Stock for his particular tax and financial situation, and he has determined the Common Stock is a suitable investment for him. The Company specifically disclaims any representations regarding the legal, tax, or financial consequences of the purchase, other than the representation this is a high risk transaction.

          4.7 FINANCIAL STATUS. All information which the Investor has provided to the Company concerning the Investor and its financial position, including but not limited to this Agreement, is correct as of the date hereof, and if there should be any change in such information prior to his acceptance as a shareholder of the Company, the Investor will immediately provide such information to the Company and will promptly send confirmation of such information to the Company.

          4.8 AUTHORITY. If this Stock Purchase Agreement is executed and delivered on behalf of a partnership, corporation, trust, estate or other entity, (i) the Investor's execution, delivery and performance of and under this Stock Purchase Agreement, and all documents ancillary hereto, and the consummation of the transactions contemplated hereby and thereby have been duly authorized, and the Investor is duly authorized (a) to execute and deliver this Stock Purchase Agreement and all other instruments executed and delivered on behalf of such partnership, corporation, trust, estate or other entity, in connection with the issuance in its name of the Common Stock; and (b) to acquire and hold the Common Stock, (ii) such entity has not been formed for the specific purpose of acquiring the Common Stock; and (iii) when executed and


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delivered by the Company, will constitute such partnership's, corporation's, trust's, estate's or other entity's legal, valid and binding obligation enforceable against it in accordance with its terms.

          4.9 RESTRICTED SECURITIES. Investor understands that the shares of Common Stock he is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may only be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), in certain limited circumstances. In this connection Investor represents he is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          4.10 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Common Stock unless and until:

               (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) Investor shall have furnished the Company with an opinion of counsel in a form satisfactory to the Company and its counsel, that such disposition will not require registration of such shares under the Securities Act.

          4.11 LEGENDS. It is understood the certificates evidencing the Common Stock may bear one or all of the following legends:

               (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

               (b) Any legend required by the laws of the State of California or other jurisdiction, including any legend required by the California Department of Corporations and section 417 and 418 of the California Corporations Code.

          4.12 ACCREDITED OR FOREIGN INVESTOR. Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, of the SEC under the Securities Act.

          4.13 FURTHER COVENANTS. Investor further covenants that Investor will not transfer the Common Stock, in violation of the Securities Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or the rules of the Commission promulgated thereunder, including Rule 144 under the Securities Act. Further, Investor agrees that, prior to the closing of the Company's initial public offering, Investor will not transfer any of the Common Stock in a public offering without the Company's prior consent, even if Investor is otherwise permitted to transfer them pursuant to Rule 144(k).


          4.14 RESTRICTION ON TRANSFER. In the event the Company publicly offers shares of its Common Stock, the Common Stock may not be sold from the date of the Company's initial public offering


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of securities for a period ending six months after the conclusion of such initial public offering. In the event the Company effects a firmly underwritten initial public offering of its securities, Investor agrees to enter into any "lock up" agreement required by the Underwriter therein.

          4.15 NO REPRESENTATIONS REGARDING FUTURE RESULTS. It never has been represented, guaranteed or warranted by any broker, the Company, any of the officers, directors, shareholders, partners, employees, legal counsel, auditor or agents of the Company or its advisors, or any other persons, whether expressly or by implication, that the past performance or experience of the management of the Company, or of any other person, will in any way indicate the future results of the ownership of the Common Stock or of the Company's activities.

          4.16 ACKNOWLEDGMENT. The Investor acknowledges he understands the meaning and legal consequences of the representations and warranties contained in this Agreement, and the Investor hereby agrees the Company and each officer, director, employee, agent, legal counsel and controlling person thereof, past, present or future, may rely on each such representation and warranty.

          4.17 NON TRANSFERABILITY. Neither this Stock Purchase Agreement, nor any of Investor's interests herein, shall be assignable or transferable by the Investor in whole or in part except by operation of law.

          4.18 NO ADVERTISEMENT. The Investor is not purchasing the Common Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar, or any solicitation of a subscription by a person not previously known to the Investor.

          4.19 EXPERIENCE OF INVESTOR. The Investor and/or his purchaser representative currently have such knowledge and experience in finance, tax, securities, investments and other business matters so as to be able to protect the Investor's interests in connection with the purchase of the Common Stock. The Investor's investment in the Company hereunder is not material when compared to his total financial capacity. Investor is an investor in securities of companies in the development stage.

          4.20 SURVIVAL. The foregoing representations and warranties shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive the execution and delivery of this Stock Purchase Agreement and the issuance of the Common Stock thereafter.

          4.21 INDEMNIFICATION. The Investor shall indemnify and hold harmless the Company and/or any of its officers, employees, directors or control persons of any such entity who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by the Investor to the Company concerning itself or its financial position in connection with the offering, sale or issuance of the Common Stock to the Investor which is not remedied by timely notice to the Company as provided above, against losses, liabilities and expenses for which the Company or any of its respective officers, employees, agents, directors, legal counsel or control persons of any such entity which have not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) as actually and reasonably incurred by such person or entity in connection with such action, suit or proceeding.

          4.22 DUE EXECUTION. The Investor agrees to execute this Stock Purchase Agreement in full and acknowledges the receipt and acceptance by the Company of such stock purchase agreement shall be a condition precedent to the issuance of the Common Stock.


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     5.   CALIFORNIA CORPORATE SECURITIES LAW.  THE SALE OF THE SHARES OF COMMON
STOCK WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH COMMON STOCK OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF COMMON STOCK IS EXEMPT FROM QUALIFICATION BY SECTIONS 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO
EXEMPT.

     6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by Investor:

          6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investor contained in Section 4 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.2  PAYMENT OF PURCHASE PRICE.  The purchase price specified in
Section 1.1 shall have been delivered to the Company.

          6.3 CALIFORNIA QUALIFICATION. The offer and sale to Investor of the Common Stock shall be exempt from qualification under the California Corporate Securities Law of 1968, as amended.

     7.   MISCELLANEOUS.

          7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

          7.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding of the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assignees any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.3 GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed under the laws of the State of California, irrespective of its choice of law principles. The parties agree this Agreement is entered into in and to be performed in, and venue for any action in connection with this Agreement or the Common Stock shall be in an appropriate court located in San Diego County, California.

          7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


          7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or, if sent by telex or telecopier, upon receipt of the correct answer back, forty-eight
(48) hours after deposit with the United States Post Office, by registered or certified mail, or upon deposit with


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a recognized overnight air courier who requires a signature from recipient, in each case postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other parties.

          7.7 FINDERS' FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Investor agrees to indemnify and hold harmless the Company from any liability for any other commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor is responsible.

          The Company agrees to indemnify and hold harmless Investor from any liability for any other commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          7.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in particular instance and wither retroactively or prospectively), only with the written consent of the Company and Investor.

          7.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:                                    ONTRO, INC.
                                             a California corporation

---------------------------------            -----------------------------------
Grant King                                   James A. Scudder, President
25800 Commercenter Drive                     12675 Danielson Ct., #401
Lake Forest, CA 92630                        Poway, CA 92064

                                             WITH COPY TO:

                                             Fisher Thurber LLP
                                             4225 Executive Square, Suite 1600
                                             La Jolla, CA 92037
                                             Attention: David A. Fisher


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